Exhibit 99.6

Liberty Energy, LLC

Balance sheet

June 30, 2020

Assets
Current assets:
Cash and cash equivalents	$39,191,906
Accounts receivable from oil and gas sales	16,718,168
Prepaid drilling costs	50,006,284
Income tax receivable	451,331
Other current assets	367,772

Total current assets	106,735,461
Oil and gas properties:
Proved wells and related equipment and facilities	2,280,807,242
Unproved properties	90,923,695
Support equipment and facilities	12,112,704

2,383,843,641
Less: Accumulated depreciation, depletion, amortization and impairment	(1,530,079,402)

Oil and gas properties, net	853,764,239
Other assets	500,762
Total assets	$961,000,462

Liabilities and owner’s equity
Current liabilities:
Accounts payable and accrued expenses	$7,329,249
Accrued expenses, affiliates	1,015,609
Current portion of asset retirement obligation	2,611,173

Total current liabilities	10,956,031
Long-term liabilities:
Asset retirement obligation	14,119,183

Total liabilities	25,075,214
Owner’s equity:
Initial capital	1,000
Additional paid-in capital	2,334,898,688
Accumulated deficit	(1,398,974,440)
Total owner’s equity	935,925,248

Total liabilities and owner’s equity	$961,000,462

Liberty Energy, LLC

Statement of operations and comprehensive loss

six months ended June 30, 2020

Revenues:
Oil, gas and other sales	$103,699,124
Other income	32,964

Total revenues, net	103,732,088
Operating expenses:
Production	64,754,033
Exploration	676,410
Depreciation, depletion, amortization and accretion	107,131,208
Impairment of assets	231,206,101
General and administrative	530,953

Total operating expenses	404,298,705
Loss on sale of assets	(651,655)
Gain on settlement of asset retirement obligations	359,576

Total operating income	(300,858,696)
Other expense:
Investment management fees and expenses	(2,519,605)

Other expense	(2,519,605)

Loss before income taxes	(303,378,301)
Income tax expense	(22,366)

Total comprehensive loss	$(303,400,667)

Liberty Energy, LLC

Statement of owner’s equity

six months ended June 30, 2020

	Initial Capital	Additional Paid-In Capital	Accumulated Deficit	Total Owner’s Equity
Balance at January 1, 2020	$1,000	$2,364,898,688	$(1,095,573,773)	$1,269,325,915
Distributions	—	(30,000,000)	—	(30,000,000)
Net loss	—	—	(303,400,667)	(303,400,667)

Balance at June 30, 2020	$1,000	$2,334,898,688	$(1,398,974,440)	$935,925,248

Liberty Energy, LLC

Statement of cash flows

six months ended June 30, 2020

Operating activities
Net loss	$(303,400,667)
Adjustments to reconcile net loss to net cash provided by operating activities:
Gain on sale of assets	(651,655)
Loss on settlement of asset retirement obligations	359,576
Depreciation, depletion, amortization and accretion expense	107,131,208
Impairment of assets	231,206,101
Change in accounts receivable	27,914,279
Change in income tax receivable	(665,308)
Change in accounts payable and accrued expenses	(858,385)
Change in other assets	(1,014,702)

Net cash provided by operating activities	60,020,447
Investing activities
Proceeds from the sales of working interests and other equipment	833,290
Investment in oil and gas properties	(26,376,032)

Net cash used in investing activities	(25,542,742)
Financing activities
Distributions to parent	(30,000,000)

Net cash used in financing activities	(30,000,000)

Increase in cash and cash equivalents	4,477,705
Cash and cash equivalents at beginning of year	34,714,201

Cash and cash equivalents at end of year	$39,191,906

Supplemental disclosure
Development of oil and natural gas properties - changes in related accruals	$(54,695,676)
Taxes paid	687,674

Liberty Energy, LLC

Notes to financial statements

June 30, 2020

1.	Organization and operations

•

Liberty Energy, LLC (LEC) (the Company) is an oil and gas asset acquisition company and one of the LLC subsidiaries owned by Liberty Energy Holdings, LLC (LEH) . LEH is wholly owned by Liberty Mutual Insurance Company (Liberty Mutual). The primary objective of LEC is to make investments in the upstream and midstream oil and gas sectors. The Company owns direct working interests (nonoperating) in oil and gas projects which is focused on the upstream and midstream energy sector. LEC’s investments are located exclusively in the United States.

•

Liberty Mutual has committed to fund cash requirements for property acquisitions, exploration and development, other oil and gas investments, and operations of the Company. Capital contributions pursuant to such commitments were $0 in the first half of 2020. As of June 30, 2020, Liberty Mutual has committed up to $23.2 million to the Company for its cash requirements.

2.	Summary of significant accounting policies

Basis of presentation and consolidation principles

•

The accompanying financial statements present the accounts of the Company and all of its wholly owned subsidiaries and have been prepared in conformity with U.S. generally accepted accounting principles (GAAP).

•

The Company also owns undivided interests in producing and non-producing oil and gas wells. Ownership of these assets is structured as an undivided interest, not as ownership in a limited partnership, a limited liability company or other form of entity. Each owner is proportionately responsible for each well-level liability and individually entitled to the benefits produced by the asset. The Company proportionately consolidates its undivided interests in oil and gas wells.

Use of estimates

•

Financial statements prepared in accordance with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and the disclosure of contingent assets and liabilities, as of the balance sheet date and the reported amounts of revenues and expenses during the reporting periods reflected. Management evaluates its estimates and related assumptions regularly, including those related to proved reserves, the value of properties and equipment, intangible assets, asset retirement obligations, litigation liabilities, income taxes and fair value changes. While the amounts included in the financial statements reflect management’s best estimates and assumptions, changes in facts and circumstances or additional information may result in revised estimates, and actual results may differ from those estimates.

Cash and cash equivalents

•

Cash and equivalents are short-term, highly liquid investments that are both readily convertible into known amounts of cash and so near to maturity that they present insignificant risk of changes in value due to changing interest rates.

Revenue recognition

•

The Company accounts for oil and gas sales from its interests in producing wells under the sales method. The sales method requires that the Company recognize revenue based on the amount of oil and gas sold to purchasers on its behalf, which may be different from the Company’s entitled production based on its interest in the properties.

Accounts receivable from oil and gas sales

•	Accounts receivable are stated at cost less allowance for doubtful accounts for potentially uncollectible amounts.

Prepaid drilling costs

•	Prepaid drilling costs represent future lease acquisition costs, tangible drilling costs, and intangible drilling costs that have been paid in advance to operators and are stated at cost.

Oil and gas properties

•

Oil and gas properties are accounted for using the successful efforts method whereby only costs (including lease acquisition and intangible drilling costs) associated with exploration efforts that result in the discovery of proved reserves are capitalized. Costs of acquiring and exploring unproved oil and gas leases are initially capitalized pending the results of exploration activities. When exploration projects do not yield proved reserves, the costs of the unsuccessful wells and associated lease acquisition costs are expensed. Geological and geophysical expenditures are expensed as incurred. All development costs are capitalized. See Note 3 for additional information on oil and gas properties held at June 30, 2020.

Depreciation, depletion, amortization and accretion

•

Capitalized costs of producing oil and gas properties are depreciated and depleted on a field-by-field basis. The Company uses the unit-of-production method to deplete its properties and the calculation is based on units of proved developed reserves as estimated by independent petroleum engineers. Significant processing and pipeline assets are depreciated over a fixed period using the straight-line method. In periods subsequent to the initial measurement of an asset retirement obligation at present value, a period-to-period increase in the carrying amount of the liability is recognized as accretion expense, which represents the effect of the passage of time on the amount of the liability. An equivalent amount is added to the carrying amount of the liability.

Gains or losses on the sale of assets

•

Gains or losses are recognized when oil and gas properties are sold. The sale of a partial interest in an exploratory oil and gas property is recognized as a recovery of cost and serves to reduce the basis of the property. A gain from the sale of a partial interest in an exploratory oil and gas property is recognized only in the event that the proceeds exceed the carrying value of the portion of the property sold.

Impairments of oil and gas properties

•

The Company is required to review its oil and gas properties when facts and circumstances indicate the possible existence of impairment. The Company tests for recoverability by comparing the undiscounted cash flows expected to be generated by a project to the property’s carrying value. When a property’s carrying value is greater than the expected future cash flows, impairment expense is recognized to the extent that the carrying value of the property exceeds its discounted expected cash flows.

•

In employing the discounted cash flow method described above, key inputs include commodity prices, locational basis difference, production, project development costs and the discount rate which are based on management’s expectations about outcomes with respect to these variables. Specifically, the Company uses a Wood Mackenzie curve and applies a discount rate to the projected future cash flows. Impairment is assessed on a field-by-field basis. See Note 4. for additional information on impairments recognized for the six months ended June 30, 2020.

Asset retirement obligations

•

The Company recognizes the fair value of a liability for an asset retirement obligation in the period in which the liability is incurred if a reasonable estimate of fair value can be made. Asset retirement costs are capitalized when they are incurred as part of the carrying amount of the oil and gas properties and are subsequently depleted using the unit-of-production method. The asset retirement obligation is accreted over the estimated useful life of the associated asset until settlement. If the liability is settled for an amount other than the recorded amount, a gain or loss is recognized if it is material. The asset retirement obligation recorded by the Company relates primarily to the plugging, dismantlement and site restoration of oil and gas wells. Please refer to Note 5 for further information on the Company’s asset retirement obligations.

Investment management fees and expenses

•

In 2012, LEH entered into an Investment Advisory Agreement (Agreement) with Liberty Mutual Investment (LMI) to manage the assets of the Company’s investment portfolios. The agreement provided for management fees to be paid to LMI, which is allocated to the respective wholly owned subsidiaries of LEH based on their respective assets. LEC was allocated management fees totaling $2.5 million for the six months ended June 30, 2020. Management fees are presented as other expense in the statement of operations. Please see Note 8 for additional information on the management fees recognized for the six months ended June 30, 2020.

Income taxes

•

LEC is a single-member limited liability company and is treated as a disregarded entity for U.S. Federal income tax purposes. Accordingly, LEC is considered part of Liberty Mutual’s Federal income tax reporting and does not file a separate U.S. Federal income tax return. Similarly, LEC is reported as a part of Liberty Mutual Insurance Company for state income tax reporting, with the exception of those activities in Texas, which taxes limited liability companies as separate legal entities. Accordingly, LEC provides for Texas margins tax and other state income taxes withheld from partnership investments. In accordance with Accounting Standards Codification (ASC) 740, Income Taxes, interest or penalties related to the Company operations, if any, are analyzed and recorded by Liberty Mutual in its financial statements.

•	Please see Note 9 for additional information on the income tax expense recognized for the year ended June 30, 2020.

Distributions and returns of capital

•

The Company determines the character of all repatriations made to Liberty Mutual on a monthly basis. Repatriations are designated as being from earnings to the extent of the existence of distributable retained earnings during the month in which the distribution is made. Repatriations in excess of distributable retained earned are designated as returns of capital. The Company will recognize a deficit to the extent by which cumulative distributions exceed retained earnings.

Recently adopted accounting standards

•

Effective January 1, 2019, the Company adopted Accounting Standards Update (ASU) 2014-09, Revenue from Contracts with Customers. ASU 2014-09 was issued to clarify the principles for recognizing revenue, however, financial instrument transactions are not within the scope of this guidance. ASU 2014-09 is effective for nonpublic business entities for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2019. As of December 31, 2019, the Company has adopted the standard and the adoption did not have an impact the Company’s financial statements.

•

Effective January 1, 2019, the Company adopted the Financial Accounting Standards (FASB) issued ASU 2016-02, Leases. The amendments required a lessee to recognize a right-of-use asset and a lease liability on the balance sheet for leases with terms longer than 12 months. Leases will be classified as either finance or operating, with classification affecting the pattern of expense recognition in the statements of income. The amendments of ASU 2016-02 were effective for public business entities for fiscal years beginning after December 15, 2018, and interim periods within those fiscal years. The Company’s adoption of the standard did not have a material impact the Company’s financial statements.

•

Effective January 1, 2020, the Company adopted FASB issued ASU 2016-13, Financial Instruments - Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments. ASU 2016-13 replaces the current incurred loss model with an expected credit loss model, which measures credit losses on financial instruments measured at amortized cost, and will require companies to recognize an allowance for expected credit losses. In addition, ASU 2016-13 also amends the credit loss measurement guidance for available-for-sale debt securities and beneficial interests in securitized financial assets. This amendment removes certain factors to consider when determining whether credit losses should be recognized and will require companies to recognize expected credit losses through an allowance. ASU 2016-13 was effective for public business entities for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2019. The adoption did not have a material impact on the Company’s financial statements.

3.	Oil and gas properties

•

LEC owns direct working interests in various oil and gas properties and applies the successful efforts method of accounting. At June 30, 2020, the DJ Basin properties and Reeves properties constituted the largest components of oil and gas properties and represent 63% and 25% of the portfolio, respectively.

4.	Impairments

•	As of June 30, 2020, the Company recognized impairment expense of $231.2 million related to oil and gas properties.

5.	Asset retirement obligations

•

The Company accounts for obligations arising from the retirement of tangible long-lived assets in accordance with ASC 410, Asset Retirement and Environmental Obligations. The Company’s asset retirement obligations represent future abandonment costs of tangible assets such as platforms, wells and other facilities. ASC 410 requires that the fair value of a liability for an asset retirement obligation be recognized in the period in which it is incurred if a reasonable estimate of fair value can be made, and that the corresponding cost is capitalized as part of the carrying value of the long-lived asset. The liability is accreted to its then present value each period, and the capitalized cost is charged to depletion over the useful life of the related asset. If the liability is settled for an amount other than the recorded amount, a gain or loss is recognized if it is material.

•	As of June 30, 2020, the estimated fair value of the Company’s asset retirement obligation was $16.7 million.

6.	Accounts receivable

•

As of June 30, 2020, the Company had an accounts receivable balance of $16.7 million related entirely to oil and gas sales from joint venture operators. The Company’s debtors are primarily entities that operate exclusively in the oil and gas sector, therefore, the collectability of LEC’s receivables are highly dependent on general economic conditions that are beyond its control. As of June 30, 2020, the Company has deemed its accounts receivable to be collectible and did not record an allowance for doubtful accounts.

7.	Transactions with affiliates

•

In 2012, LEH contracted with LMI in order to provide the services necessary to execute the mission of the Company. Under the terms of the Agreement, LEH pays LMI a monthly management fee of 0.3% of the average U.S. GAAP carrying value of LEH’s assets under management. In return for this payment, LMI provides investment management services to LEH and its wholly owned subsidiaries, including LEC, such that the Company may execute its business objectives. LEC recognized $2.5 million of expense related to this arrangement in the first six months of 2020. At June 30, 2020, LEC had $807 thousand of investment management fees and $209 thousand for state income taxes totaling $1.0 million recorded in accrued expenses, affiliates.

8.	Income taxes

•

The Company recognized income tax expense of $22 thousand in 2020. This differs from the amounts computed by applying the U.S. Federal income tax rate of 21% to income or loss before provision for income taxes as follows:

Expected income tax expense (benefit)	$(63,709,443)
Disregarded entity income	63,709,443

Federal income tax expense (benefit)	—
State tax expense	22,366

Income tax expense	$22,366

•	The allocation of income tax expense between current and deferred is as follows:

Current income tax expense (benefit):
U.S. Federal	$—
State	22,366

Total current tax (benefit)	22,366
Deferred income tax expense:
U.S. Federal	—

Total U.S. Federal, foreign and state income tax expense	$22,366

•	There are no deferred tax assets or liabilities as of June 30, 2020.

•	As of June 30, 2020, the Company has no unrecognized tax benefits. The Company does not expect any material changes to the balance of unrecognized tax benefits within the next twelve months.

•

The Company recognizes interest and penalties related to unrecognized tax benefits in U.S. Federal income tax expense. During the period ended June 30, 2020, the Company did not recognize any interest or penalties.

•

The Texas statute of limitations has expired through the 2014 tax year. Any adjustments that may result from the examinations of these income tax returns are not expected to have a material impact on the financial position, liquidity, or results of operations of the Company.

9.	Commitments

•

Pursuant to the terms of the respective limited partnership and subscription agreements, as of June 30, 2020, the Company is committed to make capital contribution investments in the aggregate amounts of $23.2 million. Liberty Mutual has committed to fund LEC in order to enable the Company to settle these obligations.

10.	Divestitures

•	In February 2020, the Company sold its non-operated interest in Ward County to an unrelated third party for $0.6 million. A net gain of $0.5 million was recognized on the sale.

11.	Subsequent events

•	The Company has assessed material subsequent events through March 31, 2021, the date the financial statements were available to be issued.

Divestitures and dispositions

•

On July 19, 2020, the Company entered into an agreement with an investment firm, whereby both parties contributed various energy assets into a new joint venture vehicle effective August 18, 2020. The Company contributed its entire interest in Liberty Energy Corporation LLC (LEC) to the joint venture in exchange for a minority interest in the new entity. As a result of being held for sale, a $231 million impairment was reflected in the statements of income as of June 30, 2020.

COVID-19

•

In December 2019, a novel coronavirus commonly referred to as “COVID-19” surfaced in Wuhan, China. The outbreak has since spread to other countries, including the United States, and efforts to contain the spread of this coronavirus have intensified and are ongoing. The outbreak and any preventative or protective actions that governments, other third parties or we may take in respect of the coronavirus may result in a continued period of business disruption and reduced operations. The extent to which the coronavirus impacts our future results will depend on developments which are highly uncertain and cannot be predicted, including litigation developments, legislative or regulatory actions and intervention, the length and severity of the coronavirus (including of second waves) and the actions of government actors to contain the coronavirus or treat its impact, among others. Possible effects on our business and operations also include disruptions to business operations. A significant rise in the number of COVID-19 infections, infections in a wide range of countries and regions, or a prolongation of the outbreak, could create an adverse economic effect on the Company.